Exhibit 99.1

600 Travis Street Suite 5200 Houston, Texas 77002 Contact: Roland O. Burns Chief Financial Officer (972) 668-8811 Web site: www.boisdarcenergy.com

NEWS RELEASE

For Immediate Release

BOIS d'ARC ENERGY, INC. ANNOUNCES
ORGANIZATION CHANGES

HOUSTON, TEXAS, January 30, 2008— Bois d'Arc Energy, Inc. ("Bois d'Arc" or the "Company") (NYSE: BDE) today announced that Greg T. Martin was promoted to Chief Operating Officer.  Mr. Martin originally joined Bois d'Arc Offshore in July 1998.  Mr. Martin is a graduate of Pennsylvania State University and was employed by Amerada Hess and Newfield Exploration prior to joining Bois d'Arc.

Bois d'Arc also announced that James P. Perkins has been promoted to Vice President of Land and Sandra L. Bench has been appointed as the Company's Controller.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Bois d'Arc Energy is a growing independent exploration company engaged in the discovery and production of oil and natural gas in the Gulf of Mexico.  The Company's stock is traded on the New York Stock Exchange under the symbol "BDE".